UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

124 Washington Street, Suite 101

Foxborough, MA 02035

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 543-1720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UNBX	OTC*

*

On July 9, 2025, the Company’s common stock was suspended from trading on The Nasdaq Stock Market LLC and trades in the Company’s common stock an began being quoted on the OTC Pink Marketplace under the symbols “UNBX”. A Form 25 will be filed with the Securities and Exchange Commission to delist the Company’s common stock to remove such securities from registration under Section 12(b) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2025, Unity Biotechnology, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Craig R. Jalbert, the Company’s President and Secretary and sole director (in such capacity, the “Holder”), pursuant to which the Company agreed to issue and sell to the Holder one share of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Share”), for a purchase price of $1.00. The Purchase Agreement contains customary representations, warranties and covenants between the parties. The closing of the sale and purchase of the Series A Preferred Share was completed on July 22, 2025.

The terms of the Series A Preferred Share are set forth in a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware and effective on July 21, 2025. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred Share is set forth under Item 5.03 of this report.

Pursuant to the Purchase Agreement, the Holder has agreed to cast the votes represented by the Series A Preferred Share on any Dissolution Proposal (defined below) in the same proportion as shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), are cast for and against the Dissolution Proposal (provided that for the purposes of calculating such proportions (i) any broker non-votes and any abstentions will be treated as votes “against” the Dissolution Proposal, and (ii) any shares of Common Stock that are not voted on the Dissolution Proposal shall be excluded from such calculation). “Dissolution Proposal” means any proposal approved by the Company’s Board of Directors (the “Board”) and submitted to the vote of stockholders of the Company at a meeting of stockholders to approve the dissolution of the Company pursuant to Section 275 of the General Corporation Law of the State of Delaware (“DGCL”).

As previously disclosed, on June 27, 2025, the Board: (i) determined that it is in the best interests of the Company and its stockholders that the Company be dissolved in accordance with the DGCL pursuant to a Plan of Dissolution (the “Dissolution”); (ii) approved the Dissolution; and (iii) approved seeking stockholder approval of the Dissolution Proposal at a special meeting of stockholders (the “Special Meeting of Stockholders”) to be held as soon as reasonably practicable. If the Dissolution Proposal is approved, the Company intends to file a Certificate of Dissolution with the Secretary of State of the State of Delaware in accordance with Delaware law to initiate the dissolution process. The exact timing of such filing will be subject to the discretion of the Board.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 and Item 5.03 of this report is incorporated under this Item by reference. The Purchaser is an “accredited investor” and the offer and sale of the Series A Preferred Share was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company was able to rely upon this exemption because this issuance does not constitute a public offering of its shares.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 of this report is incorporated under this Item by reference. Prior to the issuance of the Series A Preferred Share, stockholder approval of any Dissolution Proposal required the affirmative approval of a majority of the outstanding shares of Common Stock. Following the issuance of the Series A Preferred Share, stockholder approval of any Dissolution Proposal requires affirmative approval from a majority of the voting power of the shares of Common Stock and the Series A Preferred Share, voting together as a single class. Holder will cast the votes represented by the Series A Preferred Share on the Dissolution Proposal in the same proportion as votes of shares of Common Stock are cast for or against the Dissolution Proposal. Prior to the issuance of the Series A Preferred Share, abstentions and any other non-votes would have had the same effect as a vote against the Dissolution Proposal. Following the issuance of the Series A Preferred Share, abstentions and any other non-votes on the Dissolution will still technically have the same effect as a vote against such proposal, but because the Series A Preferred Share has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes are expected to have minimal effect on the outcome of the vote on the Dissolution Proposal.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2025, the Company filed the Certificate of Designation of Series A Preferred Stock with the Secretary of State of the State of Delaware, which sets forth the rights, preferences and privileges of the Series A Preferred Share. The Certificate of Designation designates one share of the Company’s preferred stock as Series A Preferred, and establishes and designates the preferences, rights and limitations thereof. Pursuant to the Certificate of Designation:

Convertibility. The Series A Preferred Share is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. Upon the declaration of any dividend payable to holders of shares of capital stock of the Company, the Holder shall be entitled to receive an amount per share equal to $0.01 (payable out of funds legally available therefor), which amount shall be paid prior and in preference to any payment made to the holders of outstanding shares of the Common Stock.

Voting. The Series A Preferred Share will have 600,000,000 votes, but has the right to vote only on the Dissolution Proposal, and pursuant to the Share Purchase Agreement, the votes represented by the Series A Preferred Share must be voted in the same proportion as the votes of shares of Common Stock cast for or against such proposal. The Series A Preferred Share will vote together with the Common Stock as a single class on the Dissolution Proposal. The Series A Preferred Share has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of the Series A Preferred Share will not be entitled to receive any such distributions.

Transfer Restrictions. The Series A Preferred Share may not be transferred at any time prior to stockholder approval the Dissolution Proposal without the prior written consent of the Company’s Board of Directors.

Automatic Transfer. The Series A Preferred Stock shall be transferred to the Company for no consideration automatically and with no further action required by the Company or the Holder immediately following the final adjournment of any meeting of stockholders at which the Company’s stockholders have approved the Dissolution Proposal. Following such automatic transfer, the Series A Preferred Share shall cease to be outstanding and the Holder shall cease to have any rights in respect thereof and the Series A Preferred Share shall be automatically retired and restored to the status of an authorized but unissued share of preferred stock of the Company.

The foregoing is only a summary of the terms of the Certificate of Designation and does not purport to be complete and is qualified in its entirety by reference to the text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the timing and progress and results of the Company’s planned wind down and dissolution and obtaining stockholder approval thereof and the Company’s ability to sell, license, monetize and/or divest of one or more of the Company’s assets and technologies to realize potential benefit for its creditors and stockholders. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including the Company’s ability to obtain stockholders approval of the Dissolution Proposal, that the Company may not realize any value from the sale, license, monetization and/or divestiture of one or more of the Company’s assets and technologies, and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, those risks and uncertainties included in the section entitled “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 22, 2025 and in the Company’s other filings with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information and Where to Find It

The Company will file with the SEC a proxy statement in connection with seeking stockholder approval of the Dissolution Proposal. The definitive proxy statement will be sent to the Company’s stockholders and will contain important information about the planned Dissolution. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed Dissolution. Information about the persons who may be considered to be participants in the solicitation of the Company’s stockholders in connection with its proposed Dissolution, and any interest they have in the proposed Dissolution, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information about the Company’s current director and executive officer is set forth above. Copies of these documents may be obtained for free at the SEC’s website at www.sec.gov.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock of Unity Biotechnology, Inc., dated July 21, 2025.

10.1	Purchase Agreement, dated July 22, 2025, by and between Unity Biotechnology, Inc. and the purchaser named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: July 22, 2025	By:	/s/ Craig Jalbert
Craig Jalbert
President and Secretary